EXHIBIT 5(B)

                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                         June 4, 2004


FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

     As counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), FPL Group Capital Inc, a Florida corporation ("FPL Group Capital"), FPL Group Capital Trust II, a Delaware statutory trust, FPL Group Capital Trust III, a Delaware statutory trust, FPL Group Trust I, a Delaware statutory trust, and FPL Group Trust II, a Delaware statutory trust (together with FPL Group Capital Trust II, FPL Group Capital Trust III and FPL Group Trust I, the "Trusts"), we have participated in the preparation of a joint registration statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act"), in connection with the registration by:

     (a) FPL Group of up to a total of $1,400,000,000 of (i) its guarantee relating to FPL Group Capital's Debt Securities (as defined below) ("Debt Securities Guarantee"); (ii) its guarantee of the FPL Group Capital Junior Subordinated Debentures (as defined below) ("Subordinated Debenture Guarantee");
(iii) its junior subordinated debentures ("FPL Group Junior Subordinated Debentures"); (iv) its guarantee of Preferred Trust Securities (as defined below) of the Trusts ("Preferred Trust Securities Guarantee"); (v) shares of its common stock, $.01 par value ("Common Stock"), including the preferred share purchase rights ("Rights") attached thereto (collectively, "Shares"); (vi) shares of its serial preferred stock, $.01 par value ("FPL Group Preferred Stock"); (vii) contracts to purchase Shares or other agreements or instruments requiring it to sell Shares (collectively, "Stock Purchase Contracts"); and
(viii) units, each representing ownership of a Stock Purchase Contract and debt securities of FPL Group Capital (including, but not limited to, Debt Securities), preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities), or debt securities of third parties, including, but not limited to, U.S. Treasury securities ("Stock Purchase Units") and (ix) its guarantee ("Preferred Stock Guarantee") of FPL Group Capital Preferred Stock (as defined below),

     (b) FPL Group Capital of up to a total of $1,400,000,000 of its (i) unsecured debt securities ("Debt Securities"); (ii) junior subordinated debentures ("FPL Group Capital Junior Subordinated Debentures"); and (iii) shares of its preferred stock, $.01 par value ("FPL Group Capital Preferred Stock"), and

     (c) the Trusts of up to a total of $1,400,000,000 of their preferred trust securities ("Preferred Trust Securities").

     In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.


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FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
June 4, 2004
Page 2 of 5


     Based upon the foregoing, we are of the opinion that:

     1. The Debt Securities and the Debt Securities Guarantee will be valid, legal and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

          a. a duly-authorized officer of FPL Group Capital, acting within the authority granted by resolutions of the Board of Directors of FPL Group Capital, approves and establishes the terms and provisions of the Debt Securities in accordance with the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as Trustee; and

          b. the Debt Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     2. The FPL Group Junior Subordinated Debentures will be valid, legal and binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

          a. a subordinated indenture ("FPL Group Subordinated Indenture") with respect to such FPL Group Junior Subordinated Debentures shall have been executed and delivered by a duly-authorized officer of FPL Group and by the trustee under such FPL Group Subordinated Indenture;

          b. a duly-authorized officer of FPL Group, acting within the authority granted by resolutions of the Board of Directors of FPL Group, approves and establishes the terms and provisions of the FPL Group Junior Subordinated Debentures in accordance with the FPL Group Subordinated Indenture; and

          c. the FPL Group Junior Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     3. The FPL Group Capital Junior Subordinated Debentures and the Subordinated Debenture Guarantee will be valid, legal and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

          a. a duly-authorized officer of FPL Group Capital, acting within the authority granted by resolutions of the Board of Directors of FPL Group Capital, approves and establishes the terms and provisions of the FPL Group Capital Junior Subordinated Debentures in accordance with the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as Trustee;

          b. a duly-authorized officer of FPL Group, acting within the authority granted by resolutions of the Board of Directors of FPL Group, endorses the Subordinated Debenture Guarantee onto the FPL Group Capital Junior Subordinated Debentures; and

          c. the FPL Group Capital Junior Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
June 4, 2004
Page 3 of 5


     4. The shares of Common Stock will be validly issued, fully paid and non-assessable when:

          a. FPL Group's Board of Directors (or a senior executive officer of FPL Group pursuant to express authority conferred on such officer by the Board of Directors) shall have adopted appropriate resolutions approving and authorizing the issuance and sale of the Common Stock and any other action necessary to the consummation of the proposed issuance and sale thereof; and

          b. the Common Stock shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise as contemplated by the Registration Statement.

     5. The Rights, when issued in accordance with the terms of the Rights Agreement, dated as of July 1, 1996, between FPL Group and Computershare Investor Services, LLC, as amended by an Amendment to Rights Agreement, dated as of July 30, 2000 (the "First Amendment"), a Second Amendment to Rights Agreement, dated as of December 26, 2002 (the "Second Amendment"), and a Third Amendment to Rights Agreement, dated as of January 1, 2004 (the "Third Amendment") (such Rights Agreement, as so amended, the "Rights Agreement"), and as contemplated by the Registration Statement, will be, subject to the terms of the Rights Agreement, (a) validly issued and (b) binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity.

     6. The shares of FPL Group Preferred Stock will be validly issued, fully paid and non-assessable when:

          a. FPL Group's Board of Directors (or a senior executive officer of FPL Group pursuant to express authority conferred on such officer by the Board of Directors) shall have adopted appropriate resolutions establishing the preferences, limitations and relative rights of such shares of FPL Group Preferred Stock and approving and authorizing the issuance and sale of the FPL Group Preferred Stock and authorizing any other action necessary to the consummation of the proposed issuance and sale thereof;

          b. articles of amendment to FPL Group's Restated Articles of Incorporation, as amended, establishing the preferences, limitations and relative rights of such FPL Group Preferred Stock shall have been filed with the appropriate office of the Department of State of the State of Florida; and

          c. the FPL Group Preferred Stock shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise as contemplated by the Registration Statement.

     7. The shares of FPL Group Capital Preferred Stock will be validly issued, fully paid and non-assessable when:

          a. FPL Group Capital's Board of Directors (or a senior executive officer of FPL Group Capital pursuant to express authority conferred on such officer by the Board of Directors) shall have adopted appropriate resolutions establishing the preferences, limitations and relative rights of such shares of FPL Group Capital Preferred Stock and approving and authorizing the issuance and sale of the FPL Group Capital Preferred Stock and authorizing any other action necessary to the consummation of the proposed issuance and sale thereof;

          b. articles of amendment to FPL Group Capital's Articles of Incorporation, as amended, establishing the preferences, limitations and relative rights of such FPL Group Capital Preferred Stock shall have been filed with the appropriate office of the Department of State of the State of Florida; and

FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
June 4, 2004
Page 4 of 5


          c. the FPL Group Capital Preferred Stock shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise as contemplated by the Registration Statement.

     8. The Preferred Stock Guarantee will be a valid, legal and binding obligation of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

          a. a preferred stock guarantee agreement ("Preferred Stock Guarantee Agreement") with respect to such Preferred Stock Guarantee shall have been executed and delivered by a duly-authorized officer of FPL Group; and

          b. the FPL Group Capital Preferred Stock is issued and sold in accordance with its respective terms and provisions and as contemplated by the Registration Statement.

     9. The Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

          a. FPL Group's Board of Directors (or a senior executive officer of FPL Group pursuant to express authority conferred on such officer by the Board of Directors) shall have adopted appropriate resolutions to establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be; and

          b. such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     10. The Preferred Trust Securities Guarantee will be a valid, legal and binding obligation of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

          a. a preferred trust securities guarantee agreement ("Subordinated Guarantee Agreement") with respect to such Preferred Trust Securities Guarantee shall have been executed and delivered by a duly-authorized officer of FPL Group and by the trustee under such Subordinated Guarantee Agreement; and

          b. the Preferred Trust Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     The opinion set forth in paragraph 5 herein is subject to the same limitations and qualifications contained in the opinion of Steel Hector & Davis LLP referred to below.

     Notwithstanding that the Registration Statement provides for the registration, in accordance with Commission policy, of an aggregate of $2,800,000,000 of securities, as noted in the combined prospectus, and consistent with the resolutions of FPL Group's and FPL Group Capital's respective Board of Directors, the aggregate amount of securities which may be offered for sale to the public by all registrants included in the Registration Statement may not exceed $1,400,000,000.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Opinions." In


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FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
June 4, 2004
Page 5 of 5


giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Steel Hector & Davis LLP, Miami, Florida. As to all matters of Delaware law, we have relied, with your consent, on the opinions of even date rendered to you by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware. As to all matters of New York law, Steel Hector & Davis LLP, is authorized to rely upon this opinion as if it were addressed to it.

                                         Very truly yours,

                                         /s/ Thelen Reid & Priest LLP

                                         THELEN REID & PRIEST LLP